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Exhibit 99.1

Contact:
Doug Guarino	Thomas A. Bologna
Director of Corporate Relations of Inverness	Chairman, President & CEO, Ostex
Duane James	Cassie R. Vlk
Vice President of Finance, Inverness	Director of Investor Relations, Ostex
781-647-3900	206-292-8082

INVERNESS MEDICAL INNOVATIONS TO ACQUIRE
OSTEX INTERNATIONAL

Move Contributes to an Expanding Presence in Women's Health Markets

WALTHAM, MA and SEATTLE, WA—September 9, 2002—Inverness Medical Innovations, Inc. (Amex: IMA), a leading provider of women's health and nutritional products and developer of advanced medical device technologies, and Ostex International, Inc. (Nasdaq NM: OSTX), a developer and marketer of technologies and products for the management of osteoporosis, announced today that they have signed a definitive merger agreement. The aggregate number of shares of Inverness common stock to be issued in the merger in exchange for Ostex' outstanding shares and to be reserved for the options and warrants to be assumed by Inverness is 2.3 million shares, with each share of Ostex common stock expected to convert into approximately 0.1494 shares of Inverness common stock. Based on Ostex' current capital structure, approximately, 1.88 million shares of IMA common stock are to be issued at closing and approximately 420,000 shares are to be reserved for assumed options and warrants. The transaction is expected to close late in the fourth quarter of 2002 or in the first quarter of 2003.

Inverness has been steadily building its women's health, nutritional and chronic disease management capabilities since its emergence as a spin-off entity in November 2001 upon sale of its diabetes-related business to Johnson & Johnson. Ron Zwanziger, CEO of Inverness Medical Innovations, stated: "This transaction should send a clear signal that we are serious about establishing a pre-eminent position in the women's health market. From what we are hearing in the marketplace, the NTx assay underlying the Ostex product offerings is rapidly being accepted by the medical community as the key marker for successful management and monitoring of osteoporosis treatments, an area in which we have long had interest. Not only does Ostex provide an excellent intellectual property platform and additional access to worldwide distribution, it also offers attractive opportunities with our other business units."

Thomas A. Bologna, Chairman, President and CEO of Ostex, stated: "We are enthusiastic about the Inverness acquisition and believe this is the right course at the right time for Ostex. Our products incorporate breakthrough medical technology for osteoporosis management and we now have the opportunity to create value by pairing those technologies with the resources and capabilities of the Inverness team that has demonstrated the R&D, manufacturing and distribution acumen to create market-leading products."

Inverness' acquisition of Ostex is subject to certain closing conditions including receipt of certain consents and the approval of Ostex' shareholders. Certain shareholders of Ostex who hold an aggregate of approximately 19.8% of the outstanding Ostex common stock have entered into a voting agreement with Inverness which provides that they will vote their shares in favor of the acquisition. Additionally, in connection with the acquisition, Inverness received an option to purchase up to 19.9% of Ostex' common stock under certain circumstances. SG Cowen Securities Corporation acted as Ostex' exclusive financial advisor. Inverness was advised in the current transaction by Covington & Associates of Boston, Massachusetts.

Inverness Conference Call:

Inverness will host a conference call beginning at 10:00 a.m. (Eastern Time) today, September 9, 2002, to discuss this transaction as well as other corporate matters. During the conference call Inverness may discuss, and answer questions concerning its business, as well as trends and other business and financial developments affecting Inverness, including some of the matters discussed in previous conference calls and earnings releases. Inverness' responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-582-2700 (domestic and international), an access code is not required, or via a link on the Inverness website at http://www.invernessmedical.com or at http://www.calleci.com. A replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 3482524. The replay will be available until 12:00 midnight Eastern Time on September 11, 2002. An on demand webcast of the call will be available at the Company's website two hours after the end of the call and will be accessible for 7 days through September 16, 2002 at 5 p.m. Eastern Time.

For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.

Ostex Conference Call:

Ostex will host a conference call beginning at 2:00 PM (Eastern Time) today, September 9, 2002, to discuss this transaction. During the conference Ostex may discuss, and answer questions concerning its business including some of the matters discussed in previous conference calls and earnings releases. Ostex' responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed. The conference call can be accessed by dialing 877-358-7151 (domestic) and 706-634-0615 (international). A replay of the call will be available two hours after completion of the conference from September 9 to September 11, 2002 by dialing 800-642-1687 (domestic) and 706-645-9291 (international) with an access code of 5620882. A webcast of the call will be available at the Ostex website and will be accessible for 7 days through September 16, 2002 at 5 p.m. Eastern Time.

For more information about Ostex International, Inc., please visit our website at http://www.ostex.com.

Ostex International, based in Seattle, WA, develops and commercializes disease management products for the treatment and prevention of osteoporosis and other collagen-related diseases. Ostex is the exclusive licensee of core collagen telopeptide technology and has a strong intellectual property position with 37 issued U.S. patents and 21 outside the U.S., including 3 European patents and 6 Japanese patents.

Inverness Medical Innovations manufactures and sells products for the women's health market, and is engaged in the business of developing, acquiring, manufacturing, and marketing advanced medical device technologies. Inverness is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of consumer-oriented applications including immuno-diagnostics with a focus on women's health and cardiology. Inverness' women's health and nutritional products are distributed to consumers through established retail distribution networks such as Wal-Mart, Walgreens and CVS. Inverness is headquartered in Waltham, MA.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements about the anticipated timing and expected benefits of the acquisition, potential product development and market opportunities, the anticipated impact of the acquisition on Inverness Medical Innovations and its future growth and the continued and future financial results of Inverness. Actual results may differ materially due to numerous factors, including without limitation, the ability to satisfy the conditions to the consummation of the acquisition, the timing and content of the approvals necessary to consummate the acquisition, conditions in the capital markets in general and the healthcare capital markets specifically which may affect potential financing sources for the development of Inverness' and/or Ostex' business, the effect of any operational and financial covenants contained within the terms of any additional borrowings obtained prior to consummation of the acquisition, the operational integration associated with the acquisition and any past or future acquisition transactions and other risks generally associated with such transactions including any unanticipated costs and difficulties with such integration, the effect of domestic and foreign healthcare regulatory efforts, technological advancements and patents attained by competitors, demand for and the potential market acceptance of Ostex' and Inverness' current or future products, the intensely competitive environment in Inverness' and Ostex' markets which could reduce market share or limit the ability to increase market share, the efficacy and safety of products, the content and timing of submissions to and decisions by regulatory authorities both in the United States and abroad, the ability to manufacture sufficient quantities of product for development and commercialization activities, the ability to successfully develop and commercialize products, and the risks and uncertainties described in Inverness' and Ostex' other press releases and their respective current and periodic reports filed with the Securities and Exchange Commission under the federal securities laws including Inverness' and Ostex' Annual Reports on Form 10-K/A and Form 10-K, respectively, for the year-ended December 31, 2001 and Inverness' and Ostex' respective Quarterly Reports on Form 10-Q for the quarter ended June 30, 2002. Neither Inverness nor Ostex undertakes any obligation to update any forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Inverness Medical Innovations and Ostex International will be filing relevant documents concerning the acquisition with the Securities and Exchange Commission including a registration statement on Form S-4 containing a prospectus/proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the prospectus/proxy statement and other documents that will be filed by Inverness and Ostex with the SEC free of charge at the SEC's website, (http://www.sec.gov) or by directing a request after such a filing is made to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attn: Corporate Secretary, telephone (781) 647-3900 or Ostex International, Inc., 2203 Airport Way South, Suite 400, Seattle, Washington 98134, Attn: Corporate Secretary, telephone (206) 292-8082.

Ostex and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed acquisition. Information about the directors and executive officers of Ostex and their ownership of Ostex common stock is set forth in the proxy statement for Ostex' 2002 annual meeting of shareholders as filed with the SEC on March 28, 2002. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement regarding the proposed transaction when it becomes available.

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  Exhibit 99.1